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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated October 26, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of Columbia Government Plus Reserves and Columbia Prime Reserves which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
February 28, 2007